Exhibit 21


                            FIVE STAR PRODUCTS, INC.

                                  SUBSIDIARIES



                                                                Jurisdiction
                                                                        Of
                                                                Incorporation

Five Star Group, Inc.                                              Delaware

NPD Trading, Inc.*                                                 Delaware























































*Inactive